UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 20, 2012

American Superconductor Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-19672	04-2959321
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

64 Jackson Road Devens, Massachusetts		01434
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (978) 842-3000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

American Superconductor Corporation’s (the “Company”) 2012 Annual Meeting of Stockholders (the “2012 Annual Meeting”) has been scheduled for July 27, 2012.

The Company also has established a new deadline for the receipt of stockholder proposals submitted pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), for inclusion in the Company’s proxy materials for the 2012 Annual Meeting. In order to be considered timely, such proposals must be received at the Company’s headquarters at 64 Jackson Road, Devens, Massachusetts, Attention: Corporate Secretary, no later than April 30, 2012, and must also comply with Rule 14a-8 of the Exchange Act regarding the inclusion of stockholder proposals in company-sponsored proxy materials. This deadline also will apply in determining whether notice is timely for purposes of exercising discretionary voting authority with respect to proxies for purposes of Rule 14a-4(c) of the Exchange Act.

Additionally, in accordance with the advance notice provisions set forth in the Company’s Amended and Restated Bylaws (the “Bylaws”), in order for other business to be brought before the 2012 Annual Meeting outside of Rule 14a-8 of the Exchange Act or a director nomination submitted by a stockholder to be considered timely, it must be received at the Company’s headquarters at 64 Jackson Road, Devens, Massachusetts, Attention: Corporate Secretary, no later than the close of business on April 30, 2012, and must comply with the provisions set forth in the Company’s Bylaws and applicable law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN SUPERCONDUCTOR CORPORATION

Date: April 20, 2012	By:	/s/ David A. Henry
David A. Henry
Senior Vice President and Chief Financial Officer

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